Exhibit 4.2

Consent of Independent Registered Public Accounting Firm

Strategas Trust, Series 1-1:

We consent to the use of our report dated February 23, 2021 with respect to the financial statement of Strategas Trust, Series 1-1, comprising the Strategas Policy Basket Portfolio (the “Trust”)  included in Amendment 4 to the Registration Statement on Form S-6 (File No. 333-248861) and related Prospectus and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

/s/ KPMG LLP

Chicago, Illinois

February 23, 2021